Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2010

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2010

(UNAUDITED)

Page
Consolidated Results:
Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Net Interest Margin	5
Loans and Loans Held for Sale	6
Accretion	7
Accruing Loans Past Due	8
Allowances for Credit Losses	9
Net Unfunded Commitments	9
Nonperforming Assets	10-11
Business Segment Results:
Business Segment Descriptions	12
Summary of Earnings and Revenue	13
Period-end Employees	13
Retail Banking	14-15
Corporate & Institutional Banking	16
Asset Management Group	17
Residential Mortgage Banking	18
Distressed Assets Portfolio	19
Glossary of Terms	20-23

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on July 22, 2010. We have reclassified certain prior period amounts to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (“SEC”) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin. PNC also provides certain products and services internationally.

SALE OF PNC GLOBAL INVESTMENT SERVICING

On July 1, 2010, we sold PNC Global Investment Servicing Inc. (GIS), a leading provider of processing, technology and business intelligence services to asset managers, broker-dealers and financial advisors worldwide, for $2.3 billion in cash pursuant to a definitive agreement entered into on February 2, 2010. The estimated gain related to this sale was $335 million after-tax and is expected to improve Tier 1 risk-based and Tier 1 common capital ratios by approximately 60 basis points each. Results of operations of GIS are presented as income from discontinued operations, net of income taxes, on our Consolidated Income Statement for all periods presented. Once we entered into the sales agreement, GIS was no longer a reportable business segment.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

	Three months ended					Six months ended
In millions, except per share data	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009	June 30 2010	June 30 2009
Interest Income
Loans	$2,158	$2,160	$2,160	$2,091	$2,203	$4,318	$4,668
Investment securities	572	623	643	684	672	1,195	1,361
Other	143	122	136	113	125	265	230

Total interest income	2,873	2,905	2,939	2,888	3,000	5,778	6,259

Interest Expense
Deposits	244	281	334	387	474	525	1,020
Borrowed funds	194	245	259	277	333	439	726

Total interest expense	438	526	593	664	807	964	1,746

Net interest income	2,435	2,379	2,346	2,224	2,193	4,814	4,513

Noninterest Income
Asset management	243	259	219	242	208	502	397
Consumer services	315	296	315	330	329	611	645
Corporate services	261	268	260	252	264	529	509
Residential mortgage	179	147	107	207	245	326	676
Service charges on deposits	209	200	236	248	242	409	466
Net gains on sales of securities	147	90	144	168	182	237	238
Net other-than-temporary impairments	(94)	(116)	(144)	(129)	(155)	(210)	(304)
Gain on BlackRock/BGI transaction (a)			1,076
Other	217	240	327	311	295	457	349

Total noninterest income	1,477	1,384	2,540	1,629	1,610	2,861	2,976

Total revenue	3,912	3,763	4,886	3,853	3,803	7,675	7,489
Provision For Credit Losses	823	751	1,049	914	1,087	1,574	1,967
Noninterest Expense
Personnel	959	956	969	1,068	1,086	1,915	2,082
Occupancy	172	187	180	172	182	359	361
Equipment	168	172	173	170	174	340	352
Marketing	65	50	59	58	59	115	116
Other	638	748	828	746	991	1,386	1,739

Total noninterest expense	2,002	2,113	2,209	2,214	2,492	4,115	4,650

Income from continuing operations before income taxes and noncontrolling interests	1,087	899	1,628	725	224	1,986	872
Income taxes	306	251	525	185	29	557	157

Income from continuing operations before noncontrolling interests	781	648	1,103	540	195	1,429	715
Income from discontinued operations (net of income taxes of $13, $14, $32, $11, $6, $27, and $11)	22	23	4	19	12	45	22

Net income	803	671	1,107	559	207	1,474	737

Less: Net income (loss) attributable to noncontrolling interests	(9)	(5)	(37)	(20)	9	(14)	13
Preferred stock dividends	25	93	119	99	119	118	170
Preferred stock discount accretion	1	250	14	13	14	251	29

Net income attributable to common shareholders	$786	$333	$1,011	$467	$65	$1,119	$525

Basic Earnings Per Common Share
Continuing operations	$1.45	$.62	$2.18	$.97	$.11	$2.09	$1.12
Discontinued operations	.04	.05	.01	.04	.03	.09	.05

Net income	$1.49	$.67	$2.19	$1.01	$.14	$2.18	$1.17
Diluted Earnings Per Common Share
Continuing operations	$1.43	$.61	$2.16	$.96	$.11	$2.06	$1.11
Discontinued operations	.04	.05	.01	.04	.03	.09	.05

Net income	$1.47	$.66	$2.17	$1.00	$.14	$2.15	$1.16
Average Common Shares Outstanding
Basic	524	498	460	460	451	511	447
Diluted	527	500	462	461	453	514	448

Efficiency	51%	56%	45%	57%	66%	54%	62%
Noninterest income to total revenue	38%	37%	52%	42%	42%	37%	40%
Effective tax rate (b)	28.2%	27.9%	32.2%	25.5%	12.9%	28.0%	18.0%

(a)	The after-tax impact to net income was $687 million for the fourth quarter of 2009. The earnings per diluted share impact was $1.49 for the fourth quarter of 2009. BlackRock/BGI transaction refers to BlackRock’s acquisition of Barclays Global Investors in exchange for cash and BlackRock common and participating preferred stock on December 1, 2009.
(b)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The higher effective tax rate for the fourth quarter of 2009 resulted from the gain on the BlackRock/BGI transaction.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

In millions, except par value	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009
Assets
Cash and due from banks (a)	$3,558	$3,563	$4,288	$3,426	$3,797
Federal funds sold and resale agreements (b)	2,209	1,367	2,390	2,427	1,814
Trading securities	882	1,595	2,124	2,075	1,925
Interest-earning deposits with banks (a)	5,028	607	4,488	1,129	10,190
Loans held for sale (b)	2,756	2,691	2,539	3,509	4,662
Investment securities (a)	53,717	57,606	56,027	54,413	49,969
Loans (a) (b)	154,342	157,266	157,543	160,608	165,009
Allowance for loan and lease losses (a)	(5,336)	(5,319)	(5,072)	(4,810)	(4,569)

Net loans	149,006	151,947	152,471	155,798	160,440
Goodwill	9,410	9,425	9,505	9,286	9,206
Other intangible assets	2,728	3,289	3,404	3,448	3,684
Equity investments (a)	10,159	10,256	10,254	8,684	8,168
Other (a) (b)	22,242	23,050	22,373	27,212	25,899

Total assets	$261,695	$265,396	$269,863	$271,407	$279,754

Liabilities
Deposits
Noninterest-bearing	$44,312	$43,122	$44,384	$43,025	$41,806
Interest-bearing	134,487	139,401	142,538	140,784	148,633

Total deposits	178,799	182,523	186,922	183,809	190,439
Borrowed funds
Federal funds purchased and repurchase agreements	3,690	5,511	3,998	3,996	3,921
Federal Home Loan Bank borrowings	8,119	8,700	10,761	11,953	14,777
Bank notes and senior debt	12,617	12,638	12,362	12,424	13,292
Subordinated debt	10,184	10,001	9,907	10,501	10,383
Other (a)	5,817	5,611	2,233	3,036	2,308

Total borrowed funds	40,427	42,461	39,261	41,910	44,681
Allowance for unfunded loan commitments and letters of credit	218	252	296	324	319
Accrued expenses (a)	2,757	2,939	3,590	3,592	3,651
Other (a)	8,504	7,787	7,227	10,109	11,197

Total liabilities	230,705	235,962	237,296	239,744	250,287

Equity
Preferred stock (c)
Common stock - $5 par value
Authorized 800 shares, issued 535, 535, 471, 469, and 468 shares	2,678	2,676	2,354	2,348	2,342
Capital surplus - preferred stock	646	645	7,974	7,960	7,947
Capital surplus - common stock and other	11,979	11,945	8,945	8,860	8,783
Retained earnings	14,073	13,340	13,144	12,179	11,758
Accumulated other comprehensive loss	(442)	(1,288)	(1,962)	(1,947)	(3,101)
Common stock held in treasury at cost: 10, 9, 9, 8, and 7 shares	(557)	(500)	(513)	(472)	(435)

Total shareholders’ equity	28,377	26,818	29,942	28,928	27,294
Noncontrolling interests	2,613	2,616	2,625	2,735	2,173

Total equity	30,990	29,434	32,567	31,663	29,467

Total liabilities and equity	$261,695	$265,396	$269,863	$271,407	$279,754

Capital Ratios
Tier 1 risk-based (d)	10.8%	10.3%	11.4%	10.9%	10.5%
Tier 1 common (d)	8.4	7.9	6.0	5.5	5.3
Total risk-based (d)	14.4	13.9	15.0	14.5	14.1
Leverage (d)	9.2	8.8	10.1	9.6	9.1
Common shareholders’ equity to assets	10.6	10.0	8.2	7.7	6.9

(a)	Amounts include consolidated variable interest entities. Some June 30, 2010 and March 31, 2010 amounts include consolidated variable interest entities that we consolidated effective January 1, 2010 based on guidance in ASC 810, Consolidation. Our second quarter 2010 Form 10-Q will include additional information regarding these Consolidated Balance Sheet line items.
(b)	Amounts include items for which PNC has elected the fair value option. Our second quarter 2010 Form 10-Q will include additional information regarding these Consolidated Balance Sheet line items.
(c)	Par value less than $.5 million at each date.
(d)	The ratio as of June 30, 2010 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

	Three months ended					Six months ended
In millions	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009	June 30 2010	June 30 2009
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$20,382	$21,926	$22,663	$20,838	$21,007	$21,150	$22,030
Non-agency	9,358	10,213	10,788	11,553	12,520	9,783	12,828
Commercial mortgage-backed	2,962	5,357	5,053	5,052	4,624	4,153	4,439
Asset-backed	1,695	1,992	1,927	1,911	1,985	1,843	2,008
US Treasury and government agencies	8,708	7,493	6,403	6,026	4,185	8,104	2,711
State and municipal	1,356	1,365	1,346	1,367	1,366	1,360	1,351
Other debt	2,526	1,874	1,948	1,647	1,012	2,202	849
Corporate stocks and other	446	457	362	388	386	451	422

Total securities available for sale	47,433	50,677	50,490	48,782	47,085	49,046	46,638
Securities held to maturity
Commercial mortgage-backed	4,264	2,110	2,006	1,987	2,004	3,193	1,983
Asset-backed	3,697	3,665	2,849	2,197	1,847	3,681	1,640
Other	21	160	159	102	9	90	9

Total securities held to maturity	7,982	5,935	5,014	4,286	3,860	6,964	3,632

Total investment securities	55,415	56,612	55,504	53,068	50,945	56,010	50,270

Loans
Commercial	54,349	55,464	55,633	58,457	63,570	54,903	65,391
Commercial real estate	20,963	22,423	23,592	24,491	25,418	21,689	25,519
Equipment lease financing	6,080	6,131	6,164	6,045	6,191	6,105	6,298
Consumer	54,939	55,349	52,911	52,066	51,878	55,143	52,246
Residential mortgage	18,576	19,397	19,891	20,847	21,831	18,985	21,876

Total loans	154,907	158,764	158,191	161,906	168,888	156,825	171,330
Loans held for sale	2,646	2,476	2,949	3,696	4,757	2,561	4,640
Federal funds sold and resale agreements	2,193	1,669	1,700	2,417	1,726	1,933	1,668
Other	9,419	7,471	12,654	14,607	16,870	8,450	15,804

Total interest-earning assets	224,580	226,992	230,998	235,694	243,186	225,779	243,712
Noninterest-earning assets:
Allowance for loan and lease losses	(5,113)	(5,136)	(4,517)	(4,264)	(4,385)	(5,124)	(4,240)
Cash and due from banks	3,595	3,735	3,657	3,547	3,558	3,664	3,694
Other	41,304	41,557	41,740	39,071	38,496	41,430	37,687

Total assets	$264,366	$267,148	$271,878	$274,048	$280,855	$265,749	$280,853

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

	Three months ended					Six months ended
In millions	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009	June 30 2010	June 30 2009
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$58,679	$57,923	$56,298	$56,662	$55,464	$58,303	$54,153
Demand	24,953	24,672	24,223	23,874	23,629	24,814	22,897
Savings	7,075	6,623	6,381	6,652	6,678	6,850	6,473
Retail certificates of deposit	43,745	47,162	49,645	53,468	57,357	45,444	57,662
Other time	881	1,039	1,389	2,841	5,259	959	7,950
Time deposits in foreign offices	2,661	3,034	4,013	3,356	3,348	2,847	3,588

Total interest-bearing deposits	137,994	140,453	141,949	146,853	151,735	139,217	152,723
Borrowed funds
Federal funds purchased and repurchase agreements	4,159	4,344	4,046	4,422	4,283	4,251	4,647
Federal Home Loan Bank borrowings	8,575	9,603	10,880	12,996	15,818	9,086	16,454
Bank notes and senior debt	12,666	12,616	12,327	12,542	13,688	12,641	13,537
Subordinated debt	9,764	9,769	9,879	10,214	10,239	9,767	10,339
Other	6,005	5,934	2,448	2,806	2,170	5,969	2,057

Total borrowed funds	41,169	42,266	39,580	42,980	46,198	41,714	47,034

Total interest-bearing liabilities	179,163	182,719	181,529	189,833	197,933	180,931	199,757
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	44,308	42,631	44,325	41,816	40,965	43,474	39,734
Allowance for unfunded loan commitments and letters of credit	251	295	324	319	328	273	336
Accrued expenses and other liabilities	10,446	10,401	13,353	11,489	11,990	10,424	11,931
Equity	30,198	31,102	32,347	30,591	29,639	30,647	29,095

Total liabilities and equity	$264,366	$267,148	$271,878	$274,048	$280,855	$265,749	$280,853

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$137,994	$140,453	$141,949	$146,853	$151,735	$139,217	$152,723
Noninterest-bearing deposits	44,308	42,631	44,325	41,816	40,965	43,474	39,734

Total deposits	$182,302	$183,084	$186,274	$188,669	$192,700	$182,691	$192,457
Transaction deposits	$127,940	$125,226	$124,846	$122,352	$120,058	$126,591	$116,784
Common shareholders’ equity	$27,054	$24,764	$21,726	$20,391	$19,527	$25,821	$18,969

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Margin (Unaudited) (a)

	Three months ended
	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009
Average yields/rates
Yield on interest-earning assets
Loans	5.58%	5.50%	5.42%	5.12%	5.22%
Investment securities	4.17	4.44	4.67	5.20	5.32
Other	3.98	4.26	3.17	2.18	2.14
Total yield on interest-earning assets	5.13	5.17	5.07	4.88	4.94
Rate on interest-bearing liabilities
Deposits	.71	.81	.93	1.04	1.25
Borrowed funds	1.88	2.33	2.60	2.57	2.97
Total rate on interest-bearing liabilities	.98	1.16	1.30	1.39	1.65

Interest rate spread	4.15	4.01	3.77	3.49	3.29
Impact of noninterest-bearing sources	.20	.23	.28	.27	.31

Net interest margin	4.35%	4.24%	4.05%	3.76%	3.60%

	Six months ended
	June 30 2010	June 30 2009
Average yields/rates
Yield on interest-earning assets
Loans	5.54%	5.47%
Investment securities	4.31	5.45
Other	4.11	2.12
Total yield on interest-earning assets	5.15	5.16
Rate on interest-bearing liabilities
Deposits	.76	1.35
Borrowed funds	2.11	3.20
Total rate on interest-bearing liabilities	1.07	1.78

Interest rate spread	4.08	3.38
Impact of noninterest-bearing sources	.21	.32

Net interest margin	4.29%	3.70%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended June 30, 2010, March 31, 2010, December 31, 2009, September 30, 2009, and June 30, 2009 were $19 million, $18 million, $18 million, $16 million, and $16 million, respectively. The taxable-equivalent adjustments to net interest income for the six months ended June 30, 2010 and June 30, 2009 were $37 million and $31 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans (Unaudited)

In millions	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009
Commercial
Retail/wholesale	$9,576	$9,557	$9,515	$9,404	$10,141
Manufacturing	9,728	9,863	9,880	10,639	11,595
Service providers	8,289	8,528	8,256	8,364	8,491
Real estate related (a)	7,269	7,379	7,403	7,854	8,346
Financial services	4,302	4,654	3,874	4,422	5,078
Health care	3,099	2,998	2,970	2,888	3,045
Other	11,969	11,724	12,920	13,357	13,898

Total commercial	54,232	54,703	54,818	56,928	60,594

Commercial real estate
Real estate projects	13,914	14,535	15,582	16,112	16,542
Commercial mortgage	6,450	7,415	7,549	7,952	8,323

Total commercial real estate	20,364	21,950	23,131	24,064	24,865

Equipment lease financing	6,630	6,111	6,202	6,283	6,092

TOTAL COMMERCIAL LENDING	81,226	82,764	84,151	87,275	91,551

Consumer
Home equity
Lines of credit	23,901	24,040	24,236	24,272	24,373
Installment	11,060	11,390	11,711	12,098	12,346
Education	8,867	8,320	7,468	6,370	5,340
Automobile	2,697	2,206	2,013	1,988	1,784
Credit card and other unsecured lines of credit	4,920	4,962	3,536	3,533	3,261
Other	3,834	4,316	4,618	4,614	4,833

Total consumer	55,279	55,234	53,582	52,875	51,937

Residential real estate
Residential mortgage	16,618	17,599	18,190	18,469	19,342
Residential construction	1,219	1,669	1,620	1,989	2,179

Total residential real estate	17,837	19,268	19,810	20,458	21,521

TOTAL CONSUMER LENDING	73,116	74,502	73,392	73,333	73,458

Total (b)	$154,342	$157,266	$157,543	$160,608	$165,009

(a) Includes loans to customers in the real estate and construction industries.
(b) Includes purchased impaired loans related to National City	$9,127	$9,673	$10,287	$11,064	$12,289

Details of Loans Held for Sale (Unaudited)

In millions	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009
Commercial mortgage	$1,239	$1,316	$1,301	$1,810	$1,531
Residential mortgage	1,336	1,158	1,012	1,552	2,886
Other	181	217	226	147	245

Total	$2,756	$2,691	$2,539	$3,509	$4,662

THE PNC FINANCIAL SERVICES GROUP, INC.

Purchase Accounting Accretion and Accretable Interest (Unaudited)

VALUATION OF PURCHASED IMPAIRED LOANS

	December 31, 2008		December 31, 2009		June 30, 2010
Dollars in billions	Balance	Net Investment	Balance	Net Investment	Balance		Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$6.3		$3.5		$2.3
Purchased impaired mark	(3.4)		(1.3)		(0.7)

Recorded investment	2.9		2.2		1.6
Allowance for loan losses	—		(.2)		(.4)

Net investment	2.9	46%	2.0	57%	1.2		52%

Consumer and residential mortgage loans:
Unpaid principal balance	15.6		11.7		10.1
Purchased impaired mark	(5.8)		(3.6)		(2.6)

Recorded investment	9.8		8.1		7.5
Allowance for loan losses	—		(.3)		(.5)

Net investment	9.8	63%	7.8	67%	7.0		69%

Total purchased impaired loans:
Unpaid principal balance	21.9		15.2		12.4
Purchased impaired mark	(9.2)		(4.9)		(3.3)

Recorded investment	12.7		10.3		9.1
Allowance for loan losses	—		(.5)		(.9	) (a)

Net investment	$12.7	58%	$9.8	64%	$8.2		66%

PURCHASE ACCOUNTING ACCRETION

	Three months ended
In millions	March 31 2009	June 30 2009	September 30 2009	December 31 2009	March 31 2010	June 30 2010
Non-impaired loans	$322	$168	$172	$111	$112	$111
Impaired loans	257	220	193	244	265	258
Reversal of contractual interest on impaired loans	(223)	(194)	(167)	(168)	(134)	(136)

Net impaired loans	34	26	26	76	131	122
Securities	31	41	25	21	11	13
Deposits	312	264	231	189	167	144
Borrowings (b)	(85)	(52)	(58)	(55)	(56)	(14)

Total	$614	$447	$396	$342	$365	$376

Cash received in excess of recorded investment from sales or payoffs of impaired commercial loans (cash recoveries)		$39	$11	$154	$75	$164

REMAINING PURCHASE ACCOUNTING ACCRETION

In billions	December 31 2008	December 31 2009	June 30 2010
Non-impaired loans	$2.4	$1.6	$1.4
Impaired loans (c)	3.7	3.5	2.3

Total loans (gross)	6.1	5.1	3.7
Securities	.2	.1	.1
Deposits	2.1	1.0	.7
Borrowings	(1.5)	(1.2)	(1.2)

Total	$6.9	$5.0	$3.3

ACCRETABLE NET INTEREST - PURCHASED IMPAIRED LOANS

In billions		In billions
December 31, 2009	$3.5	December 31, 2008	$3.7
Accretion	(.5)	Accretion	(1.4)
Cash recoveries	(.2)	Cash recoveries	(.4)
Net reclass to accretable difference and other activity	(.5)	Net reclass to accretable difference and other activity	.4

June 30, 2010	$2.3	June 30, 2010	$2.3

(a)	Impairment reserves of $.9 billion do not recognize the incremental accretable net interest of $.4 billion related to certain purchased impaired loans with improving estimated cash flows. This income will be recognized over time.
(b)	Interest expense on borrowed funds for the second quarter of 2010 included a reduction associated with refinement of the accretion related to acquired debt.
(c)	Adjustments include purchase accounting accretion, reclassifications from non-accretable to accretable net interest as a result of increases in estimated cash flows, and reductions in the accretable amount as a result of the identification of additional purchased impaired loans as of the National City acquisition close date of December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 To 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	June 30 2010	March 31 2010	Dec. 31 2009	Sept. 30 2009	June 30 2009	June 30 2009	March 31 2010	Dec. 31 2009	Sept. 30 2009	June 30 2009
Commercial	$478	$622	$684	$633	$640.89%		1.15%	1.26%	1.13%	1.07%
Commercial real estate	536	859	666	743	654	2.81	4.19	3.10	3.34	2.85
Equipment lease financing	21	97	128	50	52.32		1.59	2.06	.80	.85
Consumer	422	440	438	444	401.81		.85	.87	.90	.83
Residential real estate	323	464	472	510	448	2.38	3.14	3.12	3.29	2.83

Total	$1,780	$2,482	$2,388	$2,380	$2,195	1.23%	1.68%	1.62%	1.59%	1.44%

Accruing Loans Past Due 90 Days Or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	June 30 2010	March 31 2010	Dec. 31 2009	Sept. 30 2009	June 30 2009	June 30 2009	March 31 2010	Dec. 31 2009	Sept. 30 2009	June 30 2009
Commercial	$92	$201	$188	$196	$153.17%		.37%	.35%	.35%	.26%
Commercial real estate	84	111	150	184	104.44		.54	.70	.83	.45
Equipment lease financing	4	2	6	3	6.06		.03	.10	.05	.10
Consumer	267	248	226	216	198.51		.48	.45	.44	.41
Residential real estate	200	284	314	276	582	1.47	1.92	2.07	1.78	3.68

Total	$647	$846	$884	$875	$1,043.45%		.57%	.60%	.59%	.68%

(a)	Excludes loans that are government insured/guaranteed, primarily residential mortgages and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and

Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009
Beginning balance	$5,319	$5,072	$4,810	$4,569	$4,299
Charge-offs:
Commercial	(313)	(273)	(380)	(323)	(364)
Commercial real estate	(149)	(238)	(260)	(20)	(124)
Equipment lease financing	(43)	(36)	(34)	(42)	(50)
Consumer	(283)	(242)	(267)	(257)	(289)
Residential real estate	(197)	(38)	(83)	(96)	(54)

Total charge-offs	(985)	(827)	(1,024)	(738)	(881)
Recoveries:
Commercial	16	65	87	42	36
Commercial real estate	72	33	15	8	10
Equipment lease financing	13	12	10	7	5
Consumer	31	26	27	23	28
Residential real estate	13		50	8	7

Total recoveries	145	136	189	88	86
Net charge-offs:
Commercial	(297)	(208)	(293)	(281)	(328)
Commercial real estate	(77)	(205)	(245)	(12)	(114)
Equipment lease financing	(30)	(24)	(24)	(35)	(45)
Consumer	(252)	(216)	(240)	(234)	(261)
Residential real estate	(184)	(38)	(33)	(88)	(47)

Total net charge-offs	(840)	(691)	(835)	(650)	(795)
Provision for credit losses	823	751	1,049	914	1,087
Acquired allowance adjustments (a)		2	20	(18)	(31)
Adoption of ASU 2009-17, Consolidations		141
Net change in allowance for unfunded loan commitments and letters of credit	34	44	28	(5)	9

Ending balance	$5,336	$5,319	$5,072	$4,810	$4,569

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	2.18%	1.77%	2.09%	1.59%	1.89%
Allowance for loan and lease losses to total loans	3.46	3.38	3.22	2.99	2.77

Commercial lending net charge-offs	$(404)	$(437)	$(562)	$(328)	$(487)
Consumer lending net charge-offs	(436)	(254)	(273)	(322)	(308)

Total net charge-offs	$(840)	$(691)	$(835)	$(650)	$(795)

Net charge-offs to average loans
Commercial lending	1.99%	2.11%	2.61%	1.46%	2.05%
Consumer lending	2.38	1.38	1.49	1.75	1.68

(a) Related to our December 31, 2008 National City acquisition.
Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009
Beginning balance	$252	$296	$324	$319	$328
Net change in allowance for unfunded loan commitments and letters of credit	(34)	(44)	(28)	5	(9)

Ending balance	$218	$252	$296	$324	$319

Net Unfunded Commitments
In millions	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009
Net unfunded commitments	$95,775	$96,363	$100,795	$102,669	$103,058

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009
Nonperforming loans
Commercial
Retail/wholesale	$242	$246	$231	$219	$171
Manufacturing	312	341	423	387	410
Real estate related (a)	405	460	419	396	322
Financial services	60	77	117	200	58
Health care	55	48	41	48	89
Other	619	661	575	580	400

Total commercial	1,693	1,833	1,806	1,830	1,450

Commercial real estate
Real estate projects	1,661	1,797	1,754	1,637	1,426
Commercial mortgage	420	419	386	235	230

Total commercial real estate	2,081	2,216	2,140	1,872	1,656

Equipment lease financing	114	123	130	164	120

TOTAL COMMERCIAL LENDING	3,888	4,172	4,076	3,866	3,226

Consumer
Home equity	394	337	356	207	164
Other	46	35	36	25	34

Total consumer	440	372	392	232	198
Residential real estate
Residential mortgage	838	968	955	790	663
Residential construction	115	249	248	238	69

Total residential real estate	953	1,217	1,203	1,028	732

TOTAL CONSUMER LENDING	1,393	1,589	1,595	1,260	930

Total nonperforming loans (b) (c) (d) (e)	5,281	5,761	5,671	5,126	4,156

Foreclosed and other assets
Commercial lending	293	328	266	145	113
Consumer lending	501	451	379	373	387

Total foreclosed and other assets	794	779	645	518	500

Total nonperforming assets	$6,075	$6,540	$6,316	$5,644	$4,656

Nonperforming loans to total loans	3.42%	3.66%	3.60%	3.19%	2.52%
Nonperforming assets to total loans and foreclosed and other assets	3.92	4.14	3.99	3.50	2.81
Nonperforming assets to total assets	2.32	2.46	2.34	2.08	1.66
Allowance for loan and lease losses to nonperforming loans (f)	101	92	89	94	110

(a)	Includes loans related to customers in the real estate and construction industries.
(b)	Loans whose contractual terms have been restructured in a manner which grants a concession to a borrower experiencing financial difficulties where we do not receive adequate compensation are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and could include rate reductions, principal forgiveness, forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of collateral. Total nonperforming loans include TDRs of $490 million at June 30, 2010, $385 million at March 31, 2010 and $440 million at December 31, 2009.
(c)	TDRs returned to performing (accrual) status totaled $341 million at June 30, 2010 and are excluded from nonperforming loans. These loans have demonstrated a period of at least six months of performance under the modified terms.
(d)	Credit cards and certain small business and consumer credit agreements whose terms have been modified totaled $290 million at June 30, 2010 and are excluded from nonperforming loans. Our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as these loans are directly charged off in the period that they become 180 days past due.
(e)	Nonperforming loans do not include purchased impaired loans or loans held for sale.
(f)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans. See page 7, note (a).

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Change in Nonperforming Assets

In millions	January 1, 2010 June 30, 2010	April 1, 2010 June 30, 2010	January 1, 2010 March 31, 2010
Beginning Balance	$6,316	$6,540	$6,316
Transferred in	2,739	965	1,774
Charge-offs/valuation adjustments	(1,152)	(532)	(620)
Principal activity including payoffs	(505)	(227)	(278)
Returned to performing - TDRs	(342)	(125)	(217)
Returned to performing - Other	(457)	(287)	(170)
Sales	(524)	(259)	(265)

Ending Balance	$6,075	$6,075	$6,540

Largest Individual Nonperforming Assets at June 30, 2010 (a)

In millions
Ranking	Outstandings	Industry
1	$32	Real estate rental and leasing
2	31	Real estate rental and leasing
3	30	Construction
4	27	Information
5	27	Real estate rental and leasing
6	27	Real estate rental and leasing
7	25	Construction
8	24	Real estate rental and leasing
9	23	Real estate rental and leasing
10	23	Construction

Total	$269

As a percent of total nonperforming assets			4%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and the internet. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody, and retirement planning services. The institutional clients include corporations, foundations and unions and charitable endowments located primarily in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint and also originates loans through joint venture partners. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third party standards, and sold, servicing retained, to primary mortgage conduits Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (Ginnie Mae) program. The mortgage servicing operation performs all functions related to servicing mortgage loans - primarily those in first lien position - for various investors and for loans owned by PNC. Certain loans originated through our joint ventures are serviced by a joint venture partner.

BlackRock is the largest publicly traded investment management firm in the world. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, multi-asset class, alternative and cash management separate accounts and funds, including iShares, the global product leader in exchange traded funds. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services globally to a broad base of clients. At June 30, 2010, our share of BlackRock’s earnings was 23%.

Distressed Assets Portfolio includes commercial residential development loans, cross-border leases, consumer brokered home equity loans, retail mortgages, non-prime mortgages, and residential construction loans. These loans require special servicing and management oversight given current market conditions. The majority of these loans are from acquisitions, primarily National City.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Segment Earnings and Revenue (Unaudited) (a) (b)

	Three months ended					Six months ended
In millions	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009	June 30 2010	June 30 2009
Earnings (Loss)
Retail Banking	$85	$24	$(25)	$50	$61	$109	$111
Corporate & Institutional Banking	443	360	415	309	107	803	466
Asset Management Group	29	39	23	35	8	68	47
Residential Mortgage Banking	92	82	25	91	92	174	319
Distressed Assets Portfolio	(86)	72	(88)	14	155	(14)	158
Other, including BlackRock (b) (c) (d)	218	71	753	41	(228)	289	(386)

Earnings from continuing operations before noncontrolling interests	$781	$648	$1,103	$540	$195	$1,429	$715

Revenue
Retail Banking	$1,395	$1,359	$1,379	$1,434	$1,467	$2,754	$2,908
Corporate & Institutional Banking	1,219	1,248	1,377	1,316	1,283	2,467	2,573
Asset Management Group	220	228	218	225	226	448	476
Residential Mortgage Banking	255	234	176	292	332	489	860
Distressed Assets Portfolio	338	337	221	254	334	675	678
Other, including BlackRock (b) (c) (d)	485	357	1,515	332	161	842	(6)

Revenue from continuing operations	$3,912	$3,763	$4,886	$3,853	$3,803	$7,675	$7,489

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our business and management structure change. Certain prior period amounts have been reclassified to reflect current methodologies and our current business and management structure. Amounts are presented on a continuing operations basis and therefore exclude the earnings and revenue attributable to GIS.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our second quarter 2010 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock, integration costs, asset and liability management activities including net securities gains or losses, other than temporary impairment of debt securities and certain trading activities, equity management activities, exited businesses, differences between business segment performance reporting and financial statement reporting under generally accepted accounting principles (GAAP), corporate overhead and intercompany eliminations.
(d)	The $1.076 billion gain ($687 million after-tax) related to BlackRock’s acquisition of BGI was included in this business segment for the fourth quarter of 2009.

	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009
Period-end Employees
Full-time employees
Retail Banking	21,380	21,522	21,416	21,644	22,102
Corporate & Institutional Banking	3,601	3,760	3,746	3,861	4,038
Asset Management Group	2,951	2,986	2,960	3,067	3,150
Residential Mortgage Banking	3,348	3,340	3,267	3,606	3,693
Distressed Assets Portfolio	179	178	175	157	131
Other
Operations & Technology	8,970	9,284	9,275	9,400	9,350
Staff Services and Other (e)	9,061	9,043	8,922	8,794	8,898

Total Other	18,031	18,327	18,197	18,194	18,248

Total full-time employees	49,490	50,113	49,761	50,529	51,362

Retail Banking part-time employees	4,790	4,798	4,737	4,859	5,199
Other part-time employees	1,104	1,187	1,322	1,520	1,509

Total part-time employees	5,894	5,985	6,059	6,379	6,708

Total	55,384	56,098	55,820	56,908	58,070

The period end employee statistics reflect staff directly employed by the respective business and exclude operations, technology and staff services employees.

(e)	Includes employees of GIS.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (a)

	Three months ended						Six months ended
Dollars in millions	June 30 2010 (b) (c)	March 31 2010 (b) (c)	December 31 2009 (b)		September 30 2009 (b)	June 30 2009	June 30 2010 (b) (c)	June 30 2009
INCOME STATEMENT
Net interest income	$887	$871	$833		$865	$903	$1,758	$1,824
Noninterest income
Service charges on deposits	204	195	229		244	237	399	457
Brokerage	55	53	59		63	62	108	123
Consumer services	223	208	224		227	227	431	435
Other	26	32	34		35	38	58	69

Total noninterest income	508	488	546		569	564	996	1,084

Total revenue	1,395	1,359	1,379		1,434	1,467	2,754	2,908
Provision for credit losses	280	339	409		313	304	619	608
Noninterest expense	994	975	1,011		1,040	1,065	1,969	2,118

Pretax earnings (loss)	121	45	(41)		81	98	166	182
Income taxes (benefit)	36	21	(16)		31	37	57	71

Earnings (loss)	$85	$24	$(25)		$50	$61	$109	$111

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$26,510	$26,821	$27,107		$27,379	$27,493	$26,665	$27,565
Indirect	3,944	3,973	3,998		3,989	4,040	3,959	4,080
Education	8,342	8,060	6,656		5,742	5,199	8,202	5,041
Credit cards	3,948	4,079	2,503		2,174	2,162	4,013	2,137
Other	1,776	1,793	1,790		1,785	1,731	1,784	1,795

Total consumer	44,520	44,726	42,054		41,069	40,625	44,623	40,618
Commercial and commercial real estate	11,312	11,487	11,766		12,166	12,550	11,399	12,652
Floor plan	1,299	1,296	1,137		1,059	1,371	1,297	1,433
Residential mortgage	1,683	1,800	1,899		1,995	2,114	1,741	2,183

Total loans	58,814	59,309	56,856		56,289	56,660	59,060	56,886
Goodwill and other intangible assets	5,873	5,935	5,882		5,894	5,784	5,904	5,795
Other assets	2,913	2,722	2,697		2,870	2,733	2,818	2,716

Total assets	$67,600	$67,966	$65,435		$65,053	$65,177	$67,782	$65,397

Deposits
Noninterest-bearing demand	$17,240	$16,776	$16,516		$16,482	$16,408	$17,009	$16,115
Interest-bearing demand	19,977	19,212	18,446		18,435	18,639	19,597	18,272
Money market	40,283	39,699	39,374		39,753	39,608	39,992	39,222

Total transaction deposits	77,500	75,687	74,336		74,670	74,655	76,598	73,609
Savings	7,006	6,552	6,577		6,731	6,767	6,780	6,565
Certificates of deposit	42,313	45,614	48,338		52,189	55,798	43,955	56,074

Total deposits	126,819	127,853	129,251		133,590	137,220	127,333	136,248
Other liabilities	1,673	1,671	27		55	39	1,672	60
Capital	8,326	8,195	8,301		8,523	8,789	8,261	8,584

Total liabilities and equity	$136,818	$137,719	$137,579		$142,168	$146,048	$137,266	$144,892

PERFORMANCE RATIOS
Return on average capital	4%	1%	(1	) %	2%	3%	3%	3%
Return on average assets	.50	.14	(.15)		.30	.38	.32	.34
Noninterest income to total revenue	36	36	40		40	38	36	37
Efficiency	71	72	73		73	73	71	73

(a)	See note (a) on page 13.
(b)	Information as of and for the three months ended June 30, 2010, March 31, 2010, December 31, 2009 and September 30, 2009 and as of and for the six months ended June 30, 2010 reflects the impact of the required divestiture of 61 branches that was completed by early September 2009.
(c)	Information for 2010 reflects the impact of the consolidation in our financial statements for the securitized portfolio of approximately $1.6 billion of credit card loans effective January 1, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2010 (a)	March 31 2010 (a)	December 31 2009 (a)	September 30 2009 (a)	June 30 2009	June 30 2010 (a)	June 30 2009
OTHER INFORMATION (b)
Credit-related statistics:
Commercial nonperforming assets	$297	$324	$324	$311	$246
Consumer nonperforming assets (c)	330	276	284	191	156

Total nonperforming assets	$627	$600	$608	$502	$402

Impaired loans (d)	$974	$1,013	$1,056	$1,161	$1,266

Commercial lending net charge-offs	$100	$96	$173	$69	$90	$196	$173
Credit card lending net charge-offs (c)	89	96	57	53	50	185	99
Consumer lending (excluding credit card) net charge-offs	120	108	109	112	106	228	181

Total net charge-offs	$309	$300	$339	$234	$246	$609	$453

Commercial lending annualized net charge-off ratio	3.18%	3.05%	5.32%	2.07%	2.59%	3.11%	2.48%
Credit card lending annualized net charge-off ratio (c)	9.04%	9.54%	9.03%	9.67%	9.28%	9.30%	9.34%
Consumer lending (excluding credit card) annualized net charge-off ratio	1.14%	1.03%	1.04%	1.09%	1.05%	1.09%	.90%

Total annualized net charge-off ratio	2.11%	2.05%	2.37%	1.65%	1.74%	2.08%	1.61%

Home equity portfolio credit statistics:
% of first lien positions (e)	35%	34%	35%	35%	35%
Weighted average loan-to-value ratios (e)	73%	73%	74%	74%	74%
Weighted average FICO scores (f)	727	725	727	727	728
Annualized net charge-off ratio	1.01%	.70%	.90%	.97%	.80%	.86%	.57%
Loans 30 - 89 days past due	.74%	.74%	.78%	.75%	.70%
Loans 90 days past due	.91%	.85%	.76%	.73%	.72%

Other statistics:
ATMs	6,539	6,467	6,473	6,463	6,474
Branches (g)	2,458	2,461	2,513	2,554	2,607

Customer-related statistics (h):
Retail Banking checking relationships	5,056,000	5,036,000	5,042,000	5,040,000	5,148,000
Retail online banking active customers	2,774,000	2,782,000	2,743,000	2,682,000	2,676,000
Retail online bill payment active customers	870,000	826,000	780,000	753,000	744,000

Brokerage statistics:
Financial consultants (i)	711	722	704	655	658
Full service brokerage offices	41	41	40	42	42
Brokerage account assets (billions)	$31	$33	$32	$30	$28

(a)	Information as of and for the three months ended June 30, 2010, March 31, 2010, December 31, 2009 and September 30, 2009 and as of and for the six months ended June 30, 2010 reflects the impact of the required divestiture of 61 branches that was completed by early September 2009.
(b)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended and six months ended, respectively.
(c)	Information for 2010 reflects the impact of the consolidation in our financial statements for the securitized portfolio of approximately $1.6 billion of credit card loans effective January 1, 2010.
(d)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(e)	Includes loans from acquired portfolios for which lien position and loan-to-value information is not available.
(f)	Represents the most recent FICO scores we have on file.
(g)	Excludes certain satellite branches that provide limited products and/or services.
(h)	Amounts include the impact of National City prior to the completion of all application system conversions. Therefore, these amounts may be refined in the third quarter of 2010.
(i)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2010 (g)	March 31 2010 (g)	December 31 2009	September 30 2009	June 30 2009	June 30 2010 (g)	June 30 2009
INCOME STATEMENT
Net interest income	$923	$877	$1,009	$915	$886	$1,800	$1,909
Noninterest income
Corporate service fees	237	242	235	226	236	479	454
Other	59	129	133	175	161	188	210

Noninterest income	296	371	368	401	397	667	664

Total revenue	1,219	1,248	1,377	1,316	1,283	2,467	2,573
Provision for credit losses	97	236	283	384	649	333	936
Noninterest expense	421	445	444	459	467	866	897

Pretax earnings	701	567	650	473	167	1,268	740
Income taxes	258	207	235	164	60	465	274

Earnings	$443	$360	$415	$309	$107	$803	$466

AVERAGE BALANCE SHEET
Loans
Commercial	$32,937	$34,024	$33,481	$35,785	$38,835	$33,477	$40,264
Commercial real estate	17,008	17,961	18,747	18,918	19,667	17,482	19,564
Commercial - real estate related	2,901	3,128	3,328	3,622	3,884	3,014	4,074
Asset-based lending	6,065	5,940	6,051	5,918	6,401	6,003	6,709
Equipment lease financing	5,262	5,318	5,368	5,260	5,380	5,290	5,467

Total loans	64,173	66,371	66,975	69,503	74,167	65,266	76,078
Goodwill and other intangible assets	3,660	3,795	3,736	3,704	3,512	3,727	3,444
Loans held for sale	1,408	1,410	1,534	1,578	1,893	1,409	1,804
Other assets	7,711	7,940	7,395	6,460	7,332	7,825	7,679

Total assets	$76,952	$79,516	$79,640	$81,245	$86,904	$78,227	$89,005

Deposits
Noninterest-bearing demand	$23,715	$22,271	$23,484	$20,392	$18,732	$22,997	$17,924
Money market	12,380	12,253	10,573	10,714	9,514	12,317	8,736
Other	6,856	7,610	8,728	8,009	7,501	7,231	7,447

Total deposits	42,951	42,134	42,785	39,115	35,747	42,545	34,107
Other liabilities	10,797	10,870	8,408	8,363	9,701	10,833	9,862
Capital	7,913	7,633	7,916	7,922	7,816	7,774	7,753

Total liabilities and equity	$61,661	$60,637	$59,109	$55,400	$53,264	$61,152	$51,722

PERFORMANCE RATIOS
Return on average capital	22%	19%	21%	15%	5%	21%	12%
Return on average assets	2.31	1.84	2.07	1.51	.49	2.07	1.06
Noninterest income to total revenue	24	30	27	30	32	27	26
Efficiency	35	36	32	35	37	35	35

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$282	$287	$275	$269	$269	$287	$270
Acquisitions/additions	7	8	19	15	11	15	16
Repayments/transfers	(24)	(13)	(7)	(9)	(11)	(37)	(17)

End of period	$265	$282	$287	$275	$269	$265	$269

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management	$302	$298	$296	$281	$284	$600	$560
Capital Markets	$128	$164	$187	$155	$148	$292	$191
Commercial mortgage loans held for sale (c)	$(2)	$27	$67	$53	$63	$25	$85
Commercial mortgage loan servicing (d)	49	88	66	66	76	137	148

Total commercial mortgage banking activities	$47	$115	$133	$119	$139	$162	$233
Total loans (e)	$63,910	$65,076	$66,206	$68,352	$71,077
Credit-related statistics:
Nonperforming assets (e)	$3,103	$3,343	$3,167	$2,992	$2,317
Impaired loans (e) (f)	$923	$1,033	$1,075	$1,482	$1,601
Net charge-offs	$243	$271	$341	$222	$322	$514	$489
Net carrying amount of commercial mortgage servicing rights (e)	$722	$921	$921	$897	$895

(a)	See note (a) on page 13.
(b)	Represents consolidated PNC amounts.
(c)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(d)	Includes net interest income and noninterest income from loan servicing and ancillary services.
(e)	Presented as of period end.
(f)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(g)	Information for 2010 reflects the impact of the consolidation in our financial statements of Market Street Funding LLC effective January 1, 2010.

Also includes $1.6 billion of loans, net of eliminations, and $2.8 billion of commercial paper borrowings included in Other Liabilities.

THE PNC FINANCIAL SERVICES GROUP, INC.

Asset Management Group (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009	June 30 2010	June 30 2009
INCOME STATEMENT
Net interest income	$66	$64	$67	$70	$75	$130	$171
Noninterest income	154	164	151	155	151	318	305

Total revenue	220	228	218	225	226	448	476
Provision for credit losses	14	9	25	9	46	23	63
Noninterest expense	160	157	155	162	167	317	337

Pretax earnings	46	62	38	54	13	108	76
Income taxes	17	23	15	19	5	40	29

Earnings	$29	$39	$23	$35	$8	$68	$47

AVERAGE BALANCE SHEET
Loans
Consumer	$4,004	$3,994	$4,044	$3,997	$3,936	$3,999	$3,894
Commercial and commercial real estate	1,498	1,504	1,520	1,601	1,714	1,501	1,737
Residential mortgage	915	963	1,000	1,046	1,114	939	1,133

Total loans	6,417	6,461	6,564	6,644	6,764	6,439	6,764
Goodwill and other intangible assets	403	415	416	418	390	409	397
Other assets	251	241	221	219	273	246	281

Total assets	$7,071	$7,117	$7,201	$7,281	$7,427	$7,094	$7,442

Deposits
Noninterest-bearing demand	$1,268	$1,228	$1,126	$993	$988	$1,249	$1,124
Interest-bearing demand	1,735	1,699	1,674	1,544	1,563	1,717	1,553
Money market	3,261	3,217	3,134	3,154	3,217	3,239	3,273

Total transaction deposits	6,264	6,144	5,934	5,691	5,768	6,205	5,950
Certificates of deposit and other	769	818	918	1,013	1,088	793	1,188

Total deposits	7,033	6,962	6,852	6,704	6,856	6,998	7,138
Other liabilities	96	119	122	106	104	107	110
Capital	576	553	531	612	580	565	578

Total liabilities and equity	$7,705	$7,634	$7,505	$7,422	$7,540	$7,670	$7,826

PERFORMANCE RATIOS
Return on average capital	20%	29%	17%	23%	6%	24%	16%
Return on average assets	1.65	2.22	1.27	1.91	0.43	1.93	1.27
Noninterest income to total revenue	70	72	69	69	67	71	64
Efficiency	73	69	71	72	74	71	71

OTHER INFORMATION
Total nonperforming assets (b)	$116	$139	$155	$129	$108
Impaired loans (b) (c)	$182	$191	$198	$206	$221
Total net charge-offs	$16	$4	$22	$9	$21	$20	$32

ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$92	$96	$94	$93	$88
Institutional	107	113	111	124	134

Total	$199	$209	$205	$217	$222

Asset Type
Equity	$98	$104	$100	$98	$88
Fixed income	64	59	58	56	57
Liquidity/Other	37	46	47	63	77

Total	$199	$209	$205	$217	$222

Discretionary assets under management
Personal	$65	$69	$67	$66	$62
Institutional	34	36	36	38	36

Total	$99	$105	$103	$104	$98

Asset Type
Equity	$46	$51	$49	$47	$42
Fixed income	36	35	34	34	32
Liquidity/Other	17	19	20	23	24

Total	$99	$105	$103	$104	$98

Nondiscretionary assets under administration
Personal	$27	$27	$27	$27	$26
Institutional	73	77	75	86	98

Total	$100	$104	$102	$113	$124

Asset Type
Equity	$52	$53	$51	$51	$46
Fixed income	28	24	24	22	25
Liquidity/Other	20	27	27	40	53

Total	$100	$104	$102	$113	$124

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009	June 30 2010	June 30 2009
INCOME STATEMENT
Net interest income	$73	$80	$71	$83	$87	$153	$178
Noninterest income
Loan servicing revenue
Servicing fees	66	69	51	70	42	135	101
Net MSR hedging gains	66	46	35	60	58	112	260
Loan sales revenue	49	39	26	83	151	88	326
Other	1		(7)	(4)	(6)	1	(5)

Total noninterest income	182	154	105	209	245	336	682

Total revenue	255	234	176	292	332	489	860
Provision for (recoveries of) credit losses	(8)	(16)	(7)	4	8	(24)	(1)
Noninterest expense	109	121	142	141	176	230	349

Pretax earnings	154	129	41	147	148	283	512
Income taxes	62	47	16	56	56	109	193

Earnings	$92	$82	$25	$91	$92	$174	$319

AVERAGE BALANCE SHEET
Portfolio loans	$2,540	$2,820	$2,479	$2,071	$1,834	$2,679	$1,633
Loans held for sale	1,148	974	1,333	2,042	2,766	1,062	2,730
Mortgage servicing rights (MSR)	1,084	1,264	1,236	1,443	1,343	1,173	1,254
Other assets	4,041	3,797	3,761	3,483	2,648	3,920	2,292

Total assets	$8,813	$8,855	$8,809	$9,039	$8,591	$8,834	$7,909

Deposits	$3,088	$3,602	$3,628	$4,076	$4,741	$3,343	$4,423
Borrowings and other liabilities	2,817	2,279	3,110	3,811	2,672	2,550	2,378
Capital	1,309	1,781	1,471	1,411	1,282	1,544	1,276

Total liabilities and equity	$7,214	$7,662	$8,209	$9,298	$8,695	$7,437	$8,077

PERFORMANCE RATIOS
Return on average capital	28%	19%	7%	26%	29%	23%	50%
Return on average assets	4.19	3.76	1.13	3.99	4.30	3.97	8.13
Noninterest income to total revenue	71	66	60	72	74	69	79
Efficiency	43	52	81	48	53	47	41

OTHER INFORMATION
Servicing portfolio for others (in billions) (b)	$137	$141	$145	$158	$161
Fixed rate	89%	89%	88%	88%	87%
Adjustable rate/balloon	11%	11%	12%	12%	13%
Weighted average interest rate	5.74%	5.79%	5.82%	5.89%	5.94%
MSR capitalized value (in billions)	$1.0	$1.3	$1.3	$1.3	$1.5
MSR capitalization value (in basis points)	71	90	91	81	90
Weighted average servicing fee (in basis points)	30	30	30	30	30
Loan origination volume (in billions)	$2.3	$2.0	$2.3	$3.6	$6.4	$4.3	$13.3
Percentage of originations represented by:
Agency and government programs	99%	98%	96%	97%	98%	99%	98%
Refinance volume	58%	73%	59%	59%	74%	65%	79%
Total nonperforming assets (b)	$339	$418	$370	$343	$285
Impaired loans (b) (c)	$168	$298	$369	$412	$531

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Distressed Assets Portfolio (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2010	March 31 2010	December 31 2009	September 30 2009	June 30 2009	June 30 2010	June 30 2009
INCOME STATEMENT
Net interest income	$339	$338	$218	$235	$295	$677	$626
Noninterest income	(1)	(1)	3	19	39	(2)	52

Total revenue	338	337	221	254	334	675	678
Provision for credit losses	404	165	314	168	30	569	289
Noninterest expense	65	58	49	62	55	123	135

Pretax earnings (loss)	(131)	114	(142)	24	249	(17)	254
Income taxes (benefit)	(45)	42	(54)	10	94	(3)	96

Earnings (loss)	$(86)	$72	$(88)	$14	$155	$(14)	$158

AVERAGE BALANCE SHEET
Commercial lending:
Commercial	$107	$115	$106	$136	$182	$111	$190
Commercial real estate:
Real estate projects	2,281	2,404	2,641	3,007	3,331	2,343	3,428
Commercial mortgage	54	80	65	117	112	67	103
Equipment lease financing	807	803	800	793	819	805	838

Total commercial lending	3,249	3,402	3,612	4,053	4,444	3,326	4,559
Consumer lending:
Consumer:
Home equity lines of credit	4,416	4,533	4,615	4,887	5,016	4,474	5,156
Home equity installment loans	1,914	2,015	2,060	1,877	2,052	1,964	2,301
Other consumer	20	25	23	13	15	23	13

Total consumer	6,350	6,573	6,698	6,777	7,083	6,461	7,470
Residential real estate:
Residential mortgage	7,617	7,717	7,974	8,744	8,983	7,667	9,106
Residential construction	503	473	600	842	1,401	488	1,471

Total residential real estate	8,120	8,190	8,574	9,586	10,384	8,155	10,577

Total consumer lending	14,470	14,763	15,272	16,363	17,467	14,616	18,047

Total portfolio loans	17,719	18,165	18,884	20,416	21,911	17,942	22,606
Other assets	797	1,342	1,633	1,901	1,867	1,067	1,689

Total assets	$18,516	$19,507	$20,517	$22,317	$23,778	$19,009	$24,295

Deposits	$180	$85	$29	$32	$49	$133	$47
Other liabilities	77	55	70	85	109	66	108
Capital	1,514	1,353	1,568	1,540	1,619	1,434	1,595

Total liabilities and equity	$1,771	$1,493	$1,667	$1,657	$1,777	$1,633	$1,750

PERFORMANCE RATIOS
Return on average capital	(23)%	22%	(22)%	4%	38%	(2)%	20%
Return on average assets	(1.86)	1.50	(1.70)	.25	2.61	(.15)	1.31

OTHER INFORMATION
Nonperforming assets (b)	$1,598	$1,777	$1,787	$1,473	$1,391
Impaired loans (b) (c)	$6,867	$7,124	$7,577	$7,803	$8,670
Net charge-offs	$264	$111	$121	$175	$197	$375	$248
Net charge-offs (for three months ended) as a percentage of period-end portfolio loans (annualized)	6.14%	2.48%	2.54%	3.40%	3.61%	4.38%	2.21%

LOANS (in billions) (b)
Commercial:
Residential development	$2.3	$2.6	$2.6	$3.2	$3.6
Cross-border leases	.8	.8	.8	.8	.8
Consumer:
Brokered home equity	6.1	6.3	6.4	6.6	6.9
Retail mortgages	4.8	5.1	5.2	5.4	5.8
Non-prime mortgages	1.6	1.7	1.7	1.7	1.9
Residential construction (d)	1.7	1.6	1.8	2.0	2.2

Total	$17.3	$18.1	$18.5	$19.7	$21.2

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to National City, adjusted to reflect additional loan impairments effective December 31, 2008.
(d)	Includes former construction accounts that have converted to residential mortgages as well as active construction loans.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms

Accretable net interest - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Client-related noninterest income - Total noninterest income included on our Consolidated Income Statement less amounts for net gains (losses) on sales of securities, net other-than-temporary impairments, and other noninterest income.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by the sum of net interest income (GAAP basis) and noninterest income.

THE PNC FINANCIAL SERVICES GROUP, INC.

Fair value - The price that would be received to sell an asset or the price that would be paid to transfer a liability on the measurement date using the principal or most advantageous market for the asset or liability in an orderly transaction between willing market participants.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis.

Net interest income from loans and deposits - A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income (GAAP basis) and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage customers and construction customers as well as troubled debt restructured loans. Nonperforming loans do not include loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming. Nonperforming loans do not include purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivatives contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

THE PNC FINANCIAL SERVICES GROUP, INC.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains / (losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/ (losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income less preferred stock dividends, including preferred stock discount accretion, divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

THE PNC FINANCIAL SERVICES GROUP, INC.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity – Total shareholders’ equity plus noncontrolling interests.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Troubled debt restructuring - A restructuring of a loan whereby the lender for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that the lender would not otherwise consider or for which the lender would not be adequately compensated.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.